ARTICLES OF TRANSFER

                                       OF

                          INVESCO SPECIALTY FUNDS, INC.
                                       AND

                           INVESCO SECTOR FUNDS, INC.


      These Articles of Transfer are entered into and effective as of February 11, 2000 pursuant to the provisions of Section 3-109 of the Corporations and Associations Article of the Annotated Code of Maryland, by and between the undersigned corporation, INVESCO Sector Funds, Inc., a Maryland corporation, and the undersigned corporation, INVESCO Specialty Funds, Inc., a Maryland corporation on behalf of its series, INVESCO Realty Fund and INVESCO Telecommunications Fund ("Funds"), with respect to the transfer of all the assets and liabilities of the Funds in exchange for shares of common stock in INVESCO Realty Fund and INVESCO Telecommunications Fund, two series of INVESCO Sector Funds, Inc. in accordance with an Agreement and Plan of Conversion and Termination made as of March 21, 1999 ("Plan").

     FIRST: INVESCO Specialty Funds, Inc. agrees to transfer all of its property and assets to INVESCO Sector Funds, Inc. in accordance with the Plan.

     SECOND: INVESCO Sector Funds, Inc. is a corporation incorporated under the laws of the State of Maryland.

     THIRD: INVESCO Realty Fund and INVESCO Telecommunications Fund are the only series of INVESCO Specialty Funds, Inc., a corporation organized under the laws of the State of Maryland.

     FOURTH: The address and principal place of business of INVESCO Specialty Funds, Inc. is:

                             7800 East Union Avenue
                             Denver, Colorado 80237

     FIFTH: The principal office of INVESCO Sector Funds, Inc. in the State of Maryland is:

            c/o The Corporation Trust Incorporated
            300 East Lombard Street
            Baltimore, Maryland 21202

     SIXTH: The principal office of INVESCO Specialty Funds, Inc. in the State of Maryland is:

            c/o The Corporation Trust Incorporated
            300 East Lombard Street
            Baltimore, Maryland 21202

     SEVENTH: Neither INVESCO Sector Funds, Inc. nor INVESCO Specialty Funds, Inc. owns an interest in land located in the State of Maryland.

     EIGHTH: The terms and conditions of the transfer as set forth in the Plan and incorporated by reference into these Articles were advised, authorized, and approved in the manner and by any vote required by INVESCO Sector Funds, Inc.'s Articles of Incorporation, as amended, and the Maryland General Corporation Law, and INVESCO Specialty Funds, Inc.'s Articles of Incorporation, as amended, and the Maryland General Corporation Law. The Plan was approved by INVESCO Specialty

Funds, Inc.'s Board of Directors at a meeting on August 5, 1998, and the holders of a majority of the outstanding shares of INVESCO Specialty Funds, Inc.'s common stock entitled to vote at a meeting of shareholders on May 20, 1999. The Plan was approved by INVESCO Sector Funds, Inc.'s Board of Directors at a meeting on August 5, 1998; no approval by shareholders of INVESCO Sector Funds, Inc. was required.

     NINTH: The nature and amount of the consideration paid by INVESCO Sector Funds, Inc. for the transfer of assets of INVESCO Realty Fund and INVESCO Telecommunications Fund to INVESCO Sector Funds, Inc. has been determined in accordance with the terms and conditions of the Plan.

     IN WITNESS WHEREOF, INVESCO Sector Funds, Inc. and INVESCO Specialty Funds, Inc., on behalf of INVESCO Realty Fund and INVESCO Telecommunications Fund, has each caused these present to be signed in their name and on their behalf by the undersigned officers.

                                          INVESCO SECTOR FUNDS, INC.,
                                          on behalf of INVESCO Realty Fund
                                          and INVESCO Telecommunications Fund

Attest:


By: /s/ Glen A. Payne                     By:  /s/ Mark H. Williamson
    -----------------                          ----------------------
    Glen A. Payne,                             Mark H. Williamson,
    Secretary                                  President

                                          INVESCO SPECIALTY FUNDS, INC.,
                                          on behalf of INVESCO Realty Fund
                                          and INVESCO Telecommunications Fund

Attest:


By: /s/ Glen A. Payne                     By:  /s/ Mark H. Williamson
    -----------------                          ----------------------
    Glen A.  Payne,                            Mark H. Williamson,
    Secretary                                  President


     THE UNDERSIGNED, the President of INVESCO Sector Funds, Inc., a corporation organized under the laws of the State of Maryland on August 10, 1983, who executed on behalf of said Corporation the foregoing Articles of Transfer of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Transfer to be the corporate act of said Corporation and further certifies that to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                          INVESCO SECTOR FUNDS, INC.


                                          /s/ Mark H. Williamson
                                          ----------------------
                                          Mark H. Williamson,
                                          President

     THE UNDERSIGNED, the President of INVESCO Specialty Funds, Inc., a corporation organized under the laws of the State of Maryland on April 12, 1994, who executed on behalf of said Corporation the foregoing Articles of Transfer of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Transfer to be the corporate act of said Corporation and further certifies that to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                          INVESCO SPECIALTY FUNDS, INC.


                                          /s/ Mark H. Williamson
                                          ----------------------
                                          Mark H. Williamson,
                                          President